                                                                   Exhibit 10.11


[Letterhead of Heitman Capital Management Corporation]

January 21, 1998

VIA FACSIMILE & FEDERAL EXPRESS

American Office Park Properties, Inc.
701 Western Avenue, Suite 200
Glendale, California 91201
Attention:  Mr. Ronald L. Havner, Jr.

Re:  Public Company Board of Directors

Dear Ron:

In connection with the recently completed transactions among the undersigned, each of the undersigned have entered into that certain Agreement Among Shareholders and Company dated as of December 23, 1997 (the "Agreement Among Shareholders"). Capitalized terms not otherwise defined herein have the meaning contained in the Agreement Among Shareholders. Pursuant to the Agreement Among Shareholders, Acquiport Two has the right to designate one nominee for the board of directors (the "Board") of AOPP, PS Business Parks or any other Resulting Entity, who need not be independent of Acquiport Two (the "Acquiport Board Representative"). If and only if the Listing occurs, then, effective upon the Listing, Acquiport Two hereby relinquishes its right to nominate the Acquiport Board Representative, and instead the undersigned hereby agree that following the Listing the nominees for the Board shall be comprised of two Board nominees designated by Public Storage, Inc. ("PSA"), and five independent nominees mutually approved by Acquiport Two and PSA, such approval not to be unreasonably withheld or delayed. To give effect to the foregoing, the parties hereby agree that Acquiport Two's right to designate a nominee contained in item (ii) of paragraph 2(b) of the Agreement Among Shareholders is deleted, the provision is re-numbered such that "(iii)" is changed to "(ii)" and the number of independent board members therein specified is changed from "four" to "five". Except as provided in this letter, the Agreement Among Shareholders and Company remain in effect.

As provided in that certain letter agreement dated December 23, 1997 between Heitman and AOPP (the "Board Letter Agreement"), AOPP acknowledges and confirms its understanding that the Advisor is assisting and advising CRF and Acquiport Two in connection with the Acquiport Investment. After the Listing, Acquiport Two and the Advisor will be provided with such information and material as is provided to other investors, potential investors, financial analysts, underwriters and other investment professionals. The foregoing provisions shall be binding upon PSBP or any other Resulting Entity with the same effect as though such entity were a party hereto.

Mr. Ronald L. Havner, Jr.
January 21, 1998
Page 2

Heitman Capital Management Corporation


This letter agreement shall be of no force or effect unless and until executed and delivered by all parties hereto.

                                           Very Truly Yours,

                                           ACQUIPORT TWO CORPORATION,
                                           a Delaware corporation


                                           By:  /s/ DAVID B. PERISHO
                                                ----------------------------
                                                David B. Perisho
                                                Managing Director

AGREED AND ACCEPTED:
--------------------

AMERICAN OFFICE PARK PROPERTIES, INC.


By:   /s/ RONALD L. HAVNER, JR.
     ------------------------------------------
     Ronald L. Havner, Jr., President and
     Chief Executive Officer

AMERICAN OFFICE PARK PROPERTIES, L.P.

By:  American Office Park Properties, Inc.,
     general partner

     By:   /s/ RONALD L. HAVNER, JR.
          ------------------------------------
          Ronald L. Havner, Jr., President and
          Chief Executive Officer

PUBLIC STORAGE, INC.


By:   /s/ DAVID GOLDBERG
     ------------------------------------------
     David Goldberg, Senior Vice President